Exhibit 99.1

Hologic Appoints Stephen P. MacMillan President and Chief Executive Officer

MacMillan Brings Nearly 25 Years of Healthcare Industry Operating Experience to Hologic

BEDFORD, Mass., Dec. 9, 2013 – Hologic, Inc. (Hologic or the Company) (NASDAQ: HOLX), a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products, with an emphasis on serving the healthcare needs of women, today announced that Stephen P. MacMillan has been named President and Chief Executive Officer, and a member of the Board of Directors. Mr. MacMillan succeeds Jack W. Cumming, who was named Chief Executive Officer in July 2013 and previously served in this capacity from 2001 to 2009.

“Since our first meeting with Steve in late October, it was clear that he is the right leader to take Hologic forward,” said David R. LaVance, Jr., Chairman of the Board. “The Board unanimously concluded that his track record of delivering strong financial results and creating shareholder value makes him the ideal chief executive officer for Hologic. During his tenure, Steve led Stryker Corporation to strong operating performance, including nearly tripling revenue, and delivered stock price appreciation that significantly outperformed the S&P 500 index. Hologic has made progress in reviewing the strategy, leadership and cost structure of each of its businesses, and the Board is confident that under Steve’s leadership the Company can leverage its strong product platforms to drive value for shareholders and other key stakeholders. We look forward to working closely with Steve as he develops and executes strategies to enhance Hologic’s financial and operational performance.”

Mr. MacMillan said, “Hologic’s unparalleled portfolio of assets improves patient care, saves lives and reduces healthcare costs by decreasing unnecessary procedures. I am honored to join the Company at this time of tremendous opportunity. I will work with the talented team at Hologic to determine the best path forward for the Company and leverage its key franchises to drive sustainable growth. I am excited to take the necessary steps to enhance value for all shareholders.”

Mr. LaVance added, “The Board and I thank Jack Cumming for his contributions to Hologic, which have positioned the Company to enhance its performance and capitalize on the many opportunities ahead. Under Jack’s leadership, Hologic has implemented a series of important initiatives focused on unlocking the value of the Company’s best-in-class products and market-leading technologies while refining its go-forward strategy.”

“I was pleased to step in and help the Company redefine its near-term priorities and path forward,” said Jack W. Cumming. “It has been a privilege to work with Hologic’s employees throughout the past 12 years and I am confident the Company is taking the rights steps to create long-term value for shareholders. I truly believe Hologic is well-positioned for success.”

About Stephen P. MacMillan:

Stephen P. MacMillan is the former President and CEO of Stryker Corporation, a global medical device company, and has 24 years of healthcare industry operating experience. He served as Chief Executive Officer of Stryker from January 2005 to February 2012 and served as its President from June 2003 to February 2012. During his tenure at Stryker, Mr. MacMillan successfully led the company through a series of key strategic acquisitions, the launch of a number of products within the orthopedic implants and medical instrumentation businesses, and delivered strong operating performance, with revenue growing from $2.8 billion to $8.3 billion, between 2003 and 2011. During his tenure, Stryker delivered stock price appreciation of more than 62%, compared to appreciation of the S&P 500 index of approximately 40%. While Mr. MacMillan presided as CEO, Stryker was selected by FORTUNE, over multiple consecutive years, as one of the “World’s Most Admired Companies” in the Medical Equipment Industry.

Prior to Stryker, Mr. MacMillan was a senior executive at Pharmacia Corporation, a global pharmaceutical company, where he oversaw five global businesses with revenue exceeding $2 billion, including one in diagnostics. Mr. MacMillan began his career with Procter & Gamble in 1985 and later spent 11 years with Johnson & Johnson in both the U.S. and Europe, and became President of the joint venture between Johnson & Johnson and Merck.

Mr. MacMillan currently serves on the Board of Directors of Alere Inc. He has previously served on the Boards of Directors of Texas Instruments, the Greater Kalamazoo United Way and AdvaMed, and was a member of the Institute of Medicine’s Roundtable on Value & Science-Driven Health Care. In 2010, Mr. MacMillan was also appointed by the U.S. Commerce Secretary to a two-year term on the U.S. Manufacturing Council, a group which advised the administration on ideas to create more U.S. manufacturing jobs.

He received a Bachelor of Arts degree in Economics from Davidson College and is a graduate of Harvard Business School’s Advanced Management Program.

About Hologic, Inc.:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems, and surgical products, with an emphasis on serving the healthcare needs of women. The Company operates four core business units focused on breast health, diagnostics, GYN surgical and skeletal health. With a comprehensive suite of technologies and a robust research and development program, Hologic is committed to improving lives. The Company is headquartered in Massachusetts. For more information, visit www.hologic.com.

Forward-Looking Statement Disclaimer:

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: the Company’s positioning, resources, capabilities, and expectations for future performance, growth and shareholder value. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability to successfully manage ongoing organizational changes, including the ability of the Company to successfully attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding the recently enacted or future healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with acquisitions, including without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, the risks that acquisitions may involve unexpected costs or unexpected liabilities, including the risks and challenges associated with the Company’s recent acquisition of Gen-Probe and operations in China; the risks of conducting business internationally, including the effect of exchange rate fluctuations on those operations; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, and the need to comply with especially high standards for the manufacture of many of its products; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company’s business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Investor Relations and Media Contacts:

Deborah R. Gordon Vice President, Investor Relations (781) 999-7716 deborah.gordon@hologic.com	Al Kildani Senior Director, Investor Relations (858) 410-8653 al.kildani@hologic.com

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